POWER OF ATTORNEY

 Effective April 16, 2005, I, Michael J. Cuzzolina, hereby authorize and designate each of
Robert H. Knauss (Vice President, General Counsel and Secretary of AmeriGas Propane, Inc.),
Margaret M. Calabrese (Assistant Secretary of AmeriGas Propane, Inc.), and Linda G. Brennan
(Senior Paralegal), all of whom may act individually, to execute, acknowledge and file in my name and as my attorney-in-fact Form 3 - Initial Statement of Beneficial Ownership, Forms 4 -
Statements of Changes in Beneficial Ownership, and Forms 5 - Annual Statements of Changes in
Beneficial Ownership, or any successor reporting forms, with the United States Securities and
Exchange Commission (the "SEC") for the purpose of complying with Section 16(a) of the
Securities Exchange Act of 1934 and the rules, regulations and SEC interpretations thereunder
("Section 16") with respect to my position with AmeriGas Propane, Inc. and its affiliates.  The duration of this authorization shall be coextensive with my reporting obligations as a present or former officer of AmeriGas Propane, Inc. and its affiliates under Section 16.

Dated:  April 12, 2005  ___________________________________
    Michael J. Cuzzolina

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